Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT (this “Amendment”) dated as of February 9, 2011 to the Credit Agreement dated as of December 13, 2010 (the “Credit Agreement”) among GT SOLAR INTERNATIONAL, INC. (the “Borrower”), the LENDERS party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby (the “Amended Credit Agreement”).

SECTION 2.  Amendment to the Credit Agreement.  Section 2.13(d) of the Credit Agreement is amended in its entirety to read as follows:

(d)        No later than the later of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on March 31, 2012, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to (x) 50% of Excess Cash Flow for the fiscal year then ended minus (y) voluntary prepayments of Term Loans and Revolving Loans during such fiscal year or in the period following the end of such fiscal year and prior to the date referred to in the preceding clause (i) but only to the extent that (A) the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and (B) such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness and did not reduce the amount of any prior prepayment amount pursuant to this Section 2.13(d).

SECTION 3.  Representations of the Borrower.  The Borrower represents and warrants that:

(a)        the representations and warranties set forth in Article 3 of the Credit Agreement and each other Loan Document shall be true and correct in all material respects, in each case, on and as of the date hereof and on and as of the Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)        on and as of the date hereof and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default shall have occurred and be continuing;

(c)        on and as of the date hereof, (i) it and each Guarantor has the power and authority to execute and deliver this Amendment and perform its obligations under the Amended Credit Agreement and each other Loan Document, (ii) all corporate, partnership or limited liability and, if required, stockholder action required to be taken for the due and proper authorization, execution and delivery of this Amendment and the performance of the obligations under the Amended Credit Agreement and each other Loan Document has been duly and validly taken, and (iii) this Amendment has been duly executed and delivered by it and each Guarantor,

(d)        no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection the execution and delivery of this Amendment by it and each Guarantor, except for such actions, consents, registrations or other actions the failure of which to take or obtain could not reasonably be expected to have a Material Adverse Effect; and

(e)        on and as of the Amendment Effective Date, this Amendment, the Credit Agreement and each other Loan Document will constitute a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.  Effect Of Amendment; Security Documents.  Except as specifically set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, any Guarantor or any other party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan

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document in similar or different circumstances.  After the Amendment Effective Date, any reference to the Credit Agreement shall mean the Amended Credit Agreement and this Amendment shall be a Loan Document for all purposes.  By signing this Amendment, each of the Borrower and each Guarantor hereby confirms that (a) the obligations of the Borrower and each Guarantor under the Amended Credit Agreement and the other Loan Documents as amended hereby are (i) entitled to the benefit of the guarantees and the security interests set forth in the Security Documents and (ii) constitute Obligations and (b) notwithstanding the effectiveness of the terms hereof, the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.  Each of the Borrower and each Guarantor ratifies and confirms that all Liens granted, conveyed or assigned to the Collateral Agent by such Person pursuant to each Loan Document to which it is party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as amended hereby.

SECTION 5.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7.  Cost And Expenses.  Without limiting the obligations of the Borrower under the Credit Agreement, the Borrower agrees to pay to the Administrative Agent all of the Administrative Agent’s reasonable out-of-pocket expenses, paid or payable in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable fees, charges and disbursement of counsel to the Administrative Agent in connection with the foregoing.

SECTION 8.  Effectiveness.  This Amendment shall become effective on the date (the “Amendment Effective Date”) when the Administrative Agent shall have received from each of the Borrower, the Guarantors and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GT SOLAR INTERNATIONAL, INC.

By:	/s/ Hoil Kim
	Name:	Hoil Kim
	Title:	Vice President, Chief Administrative Officer, General Counsel and Secretary

GT SOLAR INCORPORATED

By:	/s/ Hoil Kim
	Name:	Hoil Kim
	Title:	Vice President, General Counsel and Secretary

GT EQUIPMENT HOLDINGS, INC.

By:	/s/ Hoil Kim
	Name:	Hoil Kim
	Title:	Vice President and Secretary

GT CRYSTAL SYSTEMS, LLC

By:	GT Solar Incorporated,
its Sole Member

By:	/s/ Hoil Kim
	Name:	Hoil Kim
	Title:	Vice President, General Counsel and Secretary

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH

By:	/s/ Christopher Reo Day
Name: Christopher Reo Day
Title: Vice President

By:	/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Associate

RBS CITIZENS, N.A.

By:	/s/ Lori A. Chandonnais
Name: Lori A. Chandonnais
Title: Senior Vice President

RAYMOND JAMES BANK, FSB

By:	/s/ Scott G. Axelrod
Name: Scott G. Axelrod
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ William S. Rowe
Name: William S. Rowe
Title: Senior Vice President

EAST WEST BANK.

By:	/s/ Nancy A. Moore
Name: Nancy A. Moore
Title: Senior Vice President